The Andersons, Inc.
2009 Stock-Only Stock Appreciation Right (SOSAR) Agreement
Non-employee Directors

THIS AGREEMENT, effective March 2, 2009 is made by and between The Andersons, Inc. (the “Company”), an Ohio corporation, and , (“Non-employee Director”).

WHEREAS, Non-employee Director is a valuable and trusted contributor to the Company’s success and the Company considers it desirable and in its best interest to better align the interests of Non-employee Director with shareholder interests by having a right to receive common shares of the Company through a grant of stock-only stock appreciation rights (the “SOSARs”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted The Andersons, Inc. Long-Term Performance Compensation Plan (the “Plan”) which was approved by the Company’s shareholders.

NOW, THEREFORE, subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, and in consideration of the agreements of Non-employee Director herein provided, it is agreed by and between the parties as follows:

1.	Grant of SOSARs: The Company hereby grants to Non-employee Director SOSARs with respect to common shares at a Grant Price of $11.02 per share, in the manner and subject to the terms hereinafter provided, and in accordance with the Plan.

2.	Restrictions on Exercise of SOSARs: Provided Non-employee Director is a member of the Board on the following anniversary dates SOSAR shares shall be exercisable as follows:

(a)	thirty-three and one-third percent (33.3%) on the first anniversary date of this Agreement (March 2, 2010);

(b)	sixty-six and two-thirds percent (66.7%) on the second anniversary date of this Agreement (March 2, 2011); and

(c)	one hundred percent (100%) on the third year anniversary date of this Agreement (March 2, 2012).

As provided for under the Plan, in the event of Non-employee Director’s death, permanent disability, or failure to stand for reelection to the Board, such SOSAR shares shall vest and become immediately exercisable upon such Non-employee Director’s ceasing to be a member of the Board.

3.	Exercise of SOSARs: The SOSARs shall be exercised by written notice to the Company or designated individual, at the Company’s principal place of business.

4.	Payment of SOSARs: Upon exercise of the SOSARs, Non-employee Director shall be entitled to receive payment from the Company in an amount equal to (a) the Fair Market Value at the exercise date minus (b) the Grant Price; multiplied by the number of shares with respect to which the SOSAR is exercised. The Company shall deliver to Non-employee Director the value in common shares.

5.	Termination and Forfeiture of Rights: Unless exercised, rights to vested SOSARs will terminate upon the first to occur of the following dates:

(a)	the expiration of twelve (12) months after the date he or she ceases to be a Director; or

(b)	the expiration of five (5) years and one (1) month from the effective date of the grant of this SOSAR on April 1, 2014; or

(c)	determination of misconduct on the part of Non-employee Director as set forth in the Plan.

6.	Rights Prior to Exercise of SOSARs: This SOSAR shall not be transferable by Non-employee Director other than by will or by the laws of descent and distribution and may be exercised, during Non-employee Director’s lifetime, only by Non-employee Director except that the right to exercise a SOSAR may be transferred in accordance with the limitations set forth in the Plan. Non-employee Director shall have no rights as a shareholder with respect to the SOSAR shares until the exercise and delivery of such shares as herein provided.

7.	Other Acknowledgments: Non-employee Director acknowledges that the Compensation Committee may adopt and/or change from time to time such rules and regulations as it deems proper to administer the Plan.

8.	Binding Effect: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date indicated below.

THE ANDERSONS, INC.

By:	March 3, 2009

Arthur D. DePompei Vice President, Human Resources	Date
NON-EMPLOYEE DIRECTOR
By:

Date